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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 24, 2003
                                ----------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                       COMPUTERIZED THERMAL IMAGING, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                           87-0458721
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(State or Other Jurisdiction of                  (I.R.S. Employer Identification
 Incorporation or Organization)                               Number)

                                     1-16253
                            ------------------------
                            (Commission File Number)

                        12725 S.W. 66th Avenue, Suite 100
                             Portland, OR 97223-2546
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                    (Address of principal executive offices)

                                 (503) 624-5799
                            ------------------------
                         (Registrant's telephone number)

                                 Not Applicable
                            ------------------------
            (Former Name and Address of Principal Executive Offices)



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ITEM 5.  OTHER EVENTS

On June 17 and 20, 2003, the Company entered into a Manufacturing License Agreement, a Product Supply and Purchase Agreement and a Sales Agreement for Product Kits with NanDa Thermal Medical Technology, Inc., ('NanDa'), a limited liability company's formed under the laws of the People's Republic of China.

The Manufacturing License Agreement (Exhibit 99.1) provides NanDa a 10 year, non-transferable, exclusive limited right and license to manufacture, sell and distribute the Thermal Image Processor and Photonic Stimulator in the People's Republic of China, including Hong Kong. NanDa has purchased this license for $1.2 million in cash payable under a schedule set forth in the license agreement, which describes, among other things, activities that must be completed by the Company and NanDa in connection with the payment of the license fee. The first payment of $300 thousand is payable within 30 days of execution. The second payment is $360 thousand, is contingent upon NanDa employees traveling to the United States for training, and the Company anticipates such training to occur within the next 60 days. The remaining $540 thousand, which is contingent upon the Company providing training for NanDa in China and Nanda's successful production of TIP cameras; and the Company anticipates this training to occur by January 31, 2004. In addition, the Company agreed to accept finished products valued at $300 thousand as additional consideration for the license subject to NanDa meeting certification requirements in a Product Supply and Purchase Agreement that was executed June 20, 2003.

Under the Product Supply and Purchase Agreement (Exhibit 99.2) the Company has agreed to accept from NanDa up to 300 Thermal Image Processors and 300 Photonic Stimulators over three years. The purchase agreement is subject to certification requirements that require NanDa: obtain appropriate CSA, CE and UL standards certification; comply with all United States Food and Drug Administration Good Manufacturing Practices; comply with the Company's quality procedures. In addition the Company must receive approval for its BCS 2100 from the United States Food and Drug Administration. The Company will accept $300 thousand of product produced by NanDa as additional purchase compensation for the manufacturing and distribution license agreement.

Finally, the Company also agreed to sell NanDa, pursuant to a Sales Agreement for Product Kits (Exhibit 99.3) twenty five (25) TIP system Hardware Kits and seventy five (75) Photonic Stimulator Kits, which will include all the parts required to assemble twenty five (25) TIP cameras and seventy five (75) Photonic Stimulators. These components have a total value of $500 thousand, payable in cash or NanDa common stock at the Company's discretion, upon delivery. The Company anticipates receiving cash for these Kits. The Company has agreed to sell NanDa additional kits as may be required from time to time at prices and terms to be negotiated by the parties.

Each of these agreements is terminable for cause on 30 days notice, and subject to immediate termination in the event of a change in control of either party or the bankruptcy of either party.

The registrant hereby incorporates the information set forth on the agreement attached hereto as Exhibits 99.1, 99.2 and 99.3



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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTERIZED THERMAL IMAGING, INC.

Date: June 24, 2003                         By: /s/ Bernard J. Brady
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                                            Bernard J. Brady
                                            Chief Financial Officer,
                                            Secretary & Treasurer